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                                   NOTICE OF
                                   YEAR 2000
                                 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

[LOGO]
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                                                           BELL & HOWELL COMPANY
                                                           5215 OLD ORCHARD ROAD
                                                          SKOKIE, ILLINOIS 60077

                                 April 14, 2000

Dear Shareholder,

    You are invited to attend the Year 2000 Annual Meeting of Shareholders to be held at 8:00 a.m. on Wednesday, May 17, 2000, in Skokie, Illinois.

    As in previous years, if you cannot attend the meeting in person you will be able to listen to the meeting live over the Internet. Please see the instructions for connecting to the Bell & Howell website enclosed separately with this Proxy Statement.

    The Annual Meeting will begin with voting for directors and continue with other business matters properly brought before the meeting, and will be followed by my summary of the Company's 1999 performance and a question and answer period.

    Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly completing, signing, and dating the enclosed proxy form, and returning it to us in the enclosed envelope. Or, as an alternative method, you may cast your vote via the Internet or by telephone.

                                          Cordially,

                                          [SIGNATURE]

                                          James P. Roemer,
                                          CHAIRMAN OF THE BOARD

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME.........................................  8:00 a.m. CT on Wednesday, May 17, 2000

PLACE........................................  Bell & Howell Company
                                               5215 Old Orchard Road, 12(th) Floor
                                               Skokie, IL 60077

ITEMS OF BUSINESS............................  (1) To elect nine members of the Board for the ensuing year; AND

                                               (2) To transact such other business as may
                                                   properly come before the meeting

RECORD DATE..................................  You can vote if you are a shareholder of record on March 22, 2000

FINANCIAL INFORMATION........................  Our Form 10-K for the 1999 fiscal year and other financial information are being mailed
                                               to you along with this Proxy Statement

PROXY VOTING.................................  It is important that your shares be represented and voted at the meeting. Please
                                               vote your shares in one of these ways:

                                               (1) Mark, sign, date and promptly return the
                                                   enclosed proxy card in the envelope
                                                   provided;

                                               (2) Vote via the Internet at the website
                                               noted on your proxy card; or

                                               (3) Use the toll-free telephone number shown
                                               on the proxy card

    You may revoke your proxy at any time before it is exercised by voting in person at the Annual Meeting, by submitting another proxy bearing a later date, or by notifying the Inspector of Election in writing of your election to revoke it.

    If you plan to attend the meeting, please complete and return the advance registration form on the back page of this Proxy Statement. An admission card will be waiting for you at the meeting.

                                               [SIGNATURE]

April 14, 2000                                 Todd W. Buchardt,
                                               SECRETARY

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT VOTING..........................           4

ELECTION OF DIRECTORS.......................................           5
A.  Information About the Board, Committees, and
  Compensation
B.  Information About the Nominees for Director

EXECUTIVE COMPENSATION......................................           8
A.  Compensation Committee Report on Executive Compensation
B.  Bases for Chief Executive Officer Compensation

COMPENSATION AND STOCK OWNERSHIP INFORMATION................           9
A.  Summary Compensation Table
B.  Security Ownership of Certain Beneficial Owners
C.  Ownership Information of Directors and Executive
  Officers
D.  Section 16(a) Beneficial Ownership Reporting Compliance
E.  Stock Options Granted in 1999
F.  Aggregated Stock Option Exercises in 1999 and Year End
  Stock Option Values

SUPPLEMENTAL RETIREMENT PLAN................................          14

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................          15

RELATED PARTY TRANSACTIONS..................................          15

EMPLOYMENT CONTRACTS--CHANGE IN CONTROL AGREEMENTS..........          15

PERFORMANCE GRAPH FOR FISCAL YEAR 1999......................          16

SHAREHOLDER PROPOSALS FOR 2001..............................          16

VOTING......................................................          17
A.  Voting Securities
B.  Vote Required for Approval
C.  Manner for Voting Proxies
D.  Voting on the Internet

SOLICITATION OF PROXIES.....................................          17

ACCOUNTING INFORMATION......................................          17

ADVANCE REGISTRATION FORM...................................  BACK COVER

QUESTIONS AND ANSWERS

Q: WHO CAN VOTE?

A: You can vote, if you were a shareholder at the close of business on the record date of March 22, 2000.

Q: WHAT AM I VOTING ON?

A: You are voting on:

    - The election of nine nominees as directors for terms that expire in 2001. The Board of Directors' nominees are: David Bonderman, David Brown, Daniel
      L. Doctoroff, Nils A. Johansson, William E. Oberndorf, James P. Roemer, Gary L. Roubos, John H. Scully, and William J. White; AND

    - Other business as may properly come before the meeting.

Q: HOW WILL THE PROXIES VOTE ON ANY OTHER BUSINESS BROUGHT UP AT THE MEETING?

A: By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the annual meeting. The Company does not know of any other business to be considered at the annual meeting. The proxies' authority to vote according to their judgment applies only to shares you own as the shareholder of record.

Q: HOW DO I CAST MY VOTE?

A: You may vote your share in one of these ways:

    - Mark, sign, date, and promptly return the proxy card in the envelope provided;

    - Vote via the Internet at the website noted on your proxy card; OR

    - Use the toll-free telephone number shown on the proxy card.

Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A: The Board recommends you vote "FOR" the election of each nominee.

Q: CAN I REVOKE MY PROXY CARD?

A: You can revoke your proxy card by:

    - Submitting a new proxy card;

    - Giving written notice before the meeting to the Secretary of the Company, stating that you are revoking your proxy card; OR

    - Attending the meeting and voting your shares in person.

    Unless you decide to vote your shares in person, you should revoke your prior proxy card in the same way you initially submitted it--that is, by Internet, telephone, or mail.

Q: WHO WILL COUNT THE VOTES?

A: Boston Equiserve.

Q: WHAT SHARES ARE INCLUDED ON MY PROXY CARD?

A: Your proxy card represents all shares registered to your account with the same social security number and address.

Q: HOW MANY VOTES CAN I CAST?

A: On all matters you are entitled to one vote per share.

Q: WHAT IS A "QUORUM?"

A: A quorum is the number of shares that must be present to have the annual meeting. The quorum requirement for the annual meeting is one-third of the outstanding shares as of the record date, present in person or represented by proxy. If you submit a valid proxy card or attend the annual meeting, your shares will be counted to determine whether there is a quorum.

Q: HOW MANY VOTES WILL IT TAKE TO ELECT THE DIRECTOR NOMINEES?

A: The Directors are elected by a plurality of the votes cast by the shares present in person or by proxy at the Annual Meeting and entitled to vote.

INFORMATION ABOUT THE BOARD, COMMITTEES, AND COMPENSATION

    The Board of Directors presently consists of ten members; however, J. Taylor Crandall has decided not to stand for reelection to the Board. We express sincere appreciation for his efforts and contributions during his nearly ten years as a director.

    The Board held six meetings during 1999. The average attendance by Directors at these meetings was greater than 80%, and all nominees attended at least 90% of the Committee meetings they were scheduled to attend. The Board has both an Audit Committee and Compensation Committee.

    AUDIT COMMITTEE. The Audit Committee's primary responsibilities are to approve the selection of independent auditors; to review the scope and results of the independent audit; to review the evaluation of the Company's systems of internal accounting controls; and to appraise the Company's financial reporting (including its Proxy Statement and 10-K) and the accounting standards and principles followed. The Audit Committee met two times during 1999. Messrs. Roubos (CHAIRMAN), Oberndorf, and Scully are members of the Audit Committee.

    COMPENSATION COMMITTEE. The Compensation Committee's responsibilities are to monitor the Company's management resources, structure, succession planning, development and selection process and the performance of key executives; and to review and approve executive compensation. This Committee also administers the Bell & Howell 1995 Stock Option Plan, the Management Incentive Bonus Plan, and the Long Term Incentive Plan. This Committee met two times during 1999. Messrs. Oberndorf (CHAIRMAN), Bonderman, Crandall, Doctoroff, and Roubos are members of the Compensation Committee.

    COMPENSATION OF DIRECTORS.  All of the Directors, except for
Messrs. Johansson and Roemer (who receive no additional compensation as Directors), receive their compensation through both cash payments for individual meeting attendance throughout the year and participation in the 1995 Non-Employee Directors' Stock Option Compensation Plan.

    Compensation currently consists of an annual retainer fee of $25,000 in stock options and a fee of $2,000 in cash for each Board meeting attended. A fee of $1,000 in cash is also paid to each Director for their attendance at a Committee meeting, and an additional $2,500 in cash is paid to those Directors who serve as a Committee Chairman. The Board is also reimbursed travel expenses for attendance at these meetings.

    Under the 1995 Non-Employee Directors' Stock Option Compensation Plan, the Board receives an annual stock option grant made as of the last day of trading of the Company's Common Stock in the second fiscal quarter (July 2, 1999). The stock options grant permits a non-employee Director to purchase shares of the Company's Common Stock at an exercise price not less than the market value of the Common Stock on the date the option is granted. The number of shares that may be purchased is equal to the total annual compensation otherwise payable to a Director divided by the fair market value of an option on one share of Common Stock. For these purposes, the value of an option is determined by using the Black-Scholes option-pricing model. Based on that amount, in 1999 each non-employee Director received an option grant of 1,070 shares of the Company's Common Stock at an exercise price of $37.25 per share.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

    The names of the persons who have been nominated by the Board for election as Directors at the Annual Meeting are set forth below. There are no other nominees. Nominations for Director are made by written notice to the Secretary of the Company, generally at least 14 days prior to the shareholders' meeting at which Directors are to be elected. All nominees have consented to serve as Directors if elected.

    If any nominee becomes unable to serve as a Director, the proxies will be voted by the proxy holders for a substitute person nominated by the Board, and authority to do so is included in the proxy. The term of office of each nominee who is elected extends until the annual shareholders' meeting in 2001 and until his successor is elected and qualified.

    JAMES P. ROEMER, 52, has been Chairman of the Board since January 1998 and has been a Director of the Company since February 1995. In February 1997 he was elected President and Chief Executive Officer of the Company. From
February 1995 to February 1997 he served as President and Chief Operating Officer of the Company. Prior to that, he served as President and Chief Executive Officer of Bell & Howell Information and Learning Company from
January 1994 to June 1995. Mr. Roemer joined Bell & Howell as Vice President and Bell & Howell Publishing Services Company as President and Chief Operating Officer in October 1991 and was promoted to President and Chief Executive Officer of Bell & Howell Publishing Services Company in September 1993. Prior to joining Bell & Howell, Mr. Roemer was President of the Michie Group, Mead Data Central from December 1989 to October 1991. From January 1982 to December 1989 he was Vice President and General Manager of Lexis, an on-line information service. From April 1981 to December 1982 he served as acting President of Mead Data Central. Mr. Roemer presently serves as a member of the Board of Directors of bigchalk.com, inc.

    DAVID BONDERMAN, 57, has been a Director of the Company since
December 1987. He has been the Managing General Partner of Texas Pacific Group (a private investment company) since December 1992. He is also a Director of Beringer Wine Estates, Inc., Continental Airlines, Inc., Denbury
Resources, Inc., Oxford Health Plans, Inc., Ryanair Ltd., Co-Star Realty Information Group, Inc. and Washington Mutual Inc.

    DAVID G. BROWN, 43, has been a Director of the Company since January 1994. He has been the Managing Partner of Oak Hill Venture Partners since August 1999 and a Principal in Arbor Investors LLC since August 1995, Chief Financial Officer of Keystone, Inc. from September 1998 to February 2000, and a Vice President of Keystone, Inc. since August 1993. Prior to joining Keystone,
Mr. Brown was a Vice President in the Corporate Finance Department of Salomon Brothers Inc. from August 1985 to July 1993. He is a Director of 2Bridge, AER Energy Resources, FEP Holdings, Lattice Communications, Lightning Finance, MarketTools, MobileForce Technologies, Owners.com, Sitara Networks, and WOW Networks.

    DANIEL L. DOCTOROFF, 41, has been a Director of the Company since
June 1990. He has served as Managing Director of Oak Hill Partners, Inc. since August 1987 and has been a Managing Partner of Oak Hill Capital Management since November 1998. Since October 1992, he also has been a Vice President of Keystone, Inc. and since February 1994 he has been Managing Partner of Insurance Partners Advisory, L.P. He is also a Director of Williams Scotsman, Inc., MeriStar Hospitality, Inc. and MeriStar Hotels and Resorts, Inc.

    NILS A. JOHANSSON, 51, has been a Director of the Company since April 1990. Since January 1994, he has held the office of Executive Vice President and Chief Financial Officer of the Company. Mr. Johansson served as Senior Vice President, Finance and Chief Financial Officer of the Company from January 1992 to
January 1994. From May 1989 to December 1991, he was Vice President, Finance, Treasurer and Chief Financial Officer of the Company. From February 1981 to
May 1989 he
held various executive positions with Bell & Howell, including Corporate Treasurer, and positions in financial planning, analysis and control, as well as business development. Mr. Johansson also serves as a member of the Board of Directors of bigchalk.com, inc.

    WILLIAM E. OBERNDORF, 46, has been a Director of the Company since July 1988. He has served as Managing Director of SPO Partners & Co. since March 1991. He is also a Director of Plum Creek Timber Company, Inc. and bigchalk.com, inc.

    GARY L. ROUBOS, 63, has been a Director of the Company since February 1994. He was Chairman of the Board of Dover Corporation from August 1989 to May 1998 and was President from May 1977 to May 1993. He is also a Director of Dover Corporation and Omnicom Group, Inc.

    JOHN H. SCULLY, 55, has been a Director of the Company since July 1988. He has served as Managing Director of SPO Partners & Co. since March 1991. He is also a Director of Plum Creek Timber Company, Inc.

    WILLIAM J. WHITE, 61, has been a Director of the Company since
February 1990 and was Chairman of the Board from February 1990 to January 1998. He served as Chief Executive Officer of the Company from February 1990 to February 1997 and was President of the Company from February 1990 to February 1995. Since January 1998 he has been a Professor of Industrial Engineering and Management Science at Northwestern University. He is also a Director of Ivex Packaging Corporation and Readers Digest Association, Inc.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The philosophy of the Compensation Committee is to align executive compensation with shareholder interests; ensure that compensation is at a level that enables the Company to attract and retain high quality talent; and to provide significant rewards for achievement of business objectives and growth in shareholder value.

    The Company's compensation program for executive officers currently consists of the following key elements: base salary, annual bonuses, long term incentive bonuses, and stock option grants. Each element of the program has a somewhat different purpose. Salary and annual bonuses are made to compensate ongoing performance and achievement of business objectives through the year based upon established targets and goals, while long term incentive bonuses and stock option grants are designed to provide strong incentives for creation of long term shareholder value and continued retention of executive officers and other key employees by the Company.

    In determining the overall level and form of executive compensation to be paid or awarded in 1999 the Company considered, among other things, continued increases in the Company's sales and productivity in a period of rapid change and intensified competition; and the compensation practices and performances of other major corporations, which are most likely to compete with the Company for the services of its executive officers. Federal tax law establishes certain requirements in order for compensation exceeding $1,000,000 earned by certain executives to be deductible. The Compensation Committee believes that the Management Incentive Bonus constitutes qualified performance-based compensation and, therefore, will be exempt from the $1,000,000 limitation on deductible compensation.

BASES FOR CHIEF EXECUTIVE OFFICER COMPENSATION

    For 1999, Mr. Roemer received total cash payments of $1,094,893 in salary and bonuses (excluding Long Term Incentive Plan), as shown in the Summary Compensation Table on page 9.

    Of the 385,000 shares of Bell & Howell common stock granted to him in the May 1995 stock options, 192,500 are currently exercisable. The remaining 192,500, or 50%, will become exercisable in May 2000. As shown in the Summary Compensation Table, Mr. Roemer was also granted stock options in February 1998 for 250,000 shares (which vest in February 2001) and 100,000 shares in February 1999 (which vest in February 2002). With respect to all option grants to Mr. Roemer, if he were to leave the Company for reasons other than disability or death before any of the respective vesting dates, he would forfeit his right to all unvested shares. As a director of bigchalk.com, inc., Mr. Roemer was granted an option to purchase shares of bigchalk.com, inc. Mr. Roemer exercised these option shares and purchased 20,833 shares of bigchalk.com, inc.

    In determining Mr. Roemer's 2000 compensation, the Committee has focused on his ability to enhance the long term value of the Company. During his tenure with Bell & Howell, he has been a leader in the revitalization of the Company and its transformation into a provider of technological solutions within a number of market segments. Mr. Roemer's total compensation is based on both Bell & Howell's recent performance and his contributions to the overall long term strategy and financial strength of the Company.

                                     *****

    The foregoing report on executive compensation is provided by the following members of the Compensation Committee during 1999:

William E. Oberndorf (CHAIRMAN)                Daniel L. Doctoroff  David Bonderman
J. Taylor Crandall                                                  Gary L. Roubos

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid by the Company or a subsidiary of the Company to each of its five most highly compensated executive officers for fiscal 1999, 1998 and 1997:

                                                                                   LONG TERM COMPENSATION
                                                                            ------------------------------------
                                                                                    AWARDS             PAYOUTS
                                                            ANNUAL          -----------------------   ----------
                                                         COMPENSATION       SECURITIES
NAME AND                                 FISCAL       -------------------   UNDERLYING   RESTRICTED      LTIP       ALL OTHER
PRINCIPAL POSITION                        YEAR         SALARY    BONUS(1)   OPTIONS(2)     STOCK      PAYOUTS(4)   COMPENSATION
------------------                      --------      --------   --------   ----------   ----------   ----------   ------------
James P. Roemer.......................    1999        $629,430   $465,463    100,000                   $133,200      $356,561(5)
Chairman of the Board                                                         20,833(3)         --
President and                             1998         599,518    472,121         --            --           --        66,523(5)
Chief Executive Officer                   1997         567,298     71,153    250,000      $316,875           --       101,288(5)

Howard S. Cohen ......................
Executive Vice
President(5)

Nils A. Johansson.....................    1999         448,276    234,000     20,000            --      139,860        47,168(7)
Executive Vice President                                                      18,333(3)
and                                       1998         433,275    272,964         --            --           --        33,941(7)
Chief Financial Officer                   1997         433,082     54,135         --            --           --        44,336(7)

Joseph P. Reynolds....................    1999         288,273    104,298     15,000            --           --       103,258(9)
President of Bell &                                                           18,333(3)                      --
Howell                                    1998(8)      185,095    148,500     15,000       272,344           --       192,677(9)
Information & Learning Company

Wayne E. Mickiewicz...................    1999         258,073    131,617     15,000            --           --        10,682(10)
President of Bell &                       1998(8)      134,616    150,000     15,000       253,215           --       271,942(10)
Howell
Publishing Services Company

Brian J. Longe........................    1999         293,732    107,650     18,000            --       66,600        12,690(12)
President of Bell &                       1998         262,668    107,533     27,000            --           --         6,493(12)
Howell                                    1997(11)     115,062     14,110      6,000            --           --         2,333(12)
Imaging Company

------------------------------

 (1) Consists of amounts awarded under the Company's Management Incentive Bonus Plan (the "MIB") to Messrs. Roemer, Johansson, Longe, Reynolds and Mickiewicz. The MIB provides a financial incentive for key management employees to focus their efforts on, and achieve, annual financial targets. Payments under the MIB for fiscal 1999 were made in March 2000.

 (2) Amounts reflected in this column are for grants of stock options under the Company's 1995 Stock Option Plan. No Stock Appreciation Rights (SAR's) have been used by the Company.

 (3) Consists of options to purchase shares of common stock of bigchalk.com, inc., a 46%-owned subsidiary of the Company. See "Related Party Transactions."

 (4) For fiscal 1999 consisted of amounts earned under the Company's Long Term Incentive Plan: 1998-1999 (the "LTIP"). The LTIP provided long-term cash incentives to key management employees by rewarding them for achieving financial targets for the period commencing fiscal 1998 through fiscal 1999. Payments under the LTIP were made in cash in March 2000.

 (5) For fiscal 1999, 1998 and 1997 includes $4,800, $4,800 and $4,775, respectively, in contributions to the Bell & Howell Profit Sharing Retirement Plan ("PSRP"); $30,099, $15,320 and $20,933, respectively, in contributions to the Bell & Howell Replacement Benefit Plan ("RBP"); $4,966, $6,574 and $6,207, respectively, for imputed life insurance; and $316,696, $39,829 and $69,373, respectively, for relocation and related expenses.

 (6) Mr. Cohen joined the Company in January 2000. The terms of his employment are discussed in the section entitled, "EMPLOYMENT CONTRACTS, CHANGE OF CONTROL ARRANGEMENTS."

 (7) For fiscal 1999, 1998 and 1997 includes $9,600, $9,600 and $9,600, respectively, in contributions to the PSRP; $34,074, $19,645 and $32,010, respectively, in contributions to the RBP; and $3,494, $4,696 and $2,726, respectively, in imputed life insurance.

 (8) Reflects compensation from April 1998 and July 1998, respectively, when the employment of Messrs. Reynolds and Mickiewicz by the Company began, through December 1998.

 (9) For fiscal 1999 and 1998 includes $4,800 and $4,800, respectively, in contributions to the PSRP; $8,346 and $4,314, respectively, in contributions to the RBP; $4,819 and $2,393, respectively, in imputed life insurance; $85,293 and $31,170, respectively, for relocation and related expenses; and for fiscal 1998 includes a $150,000 signing bonus.

 (10) For fiscal 1999 and 1998 includes $4,800 and $4,039, respectively, in contributions to the PSRP; and $2,061 and $1,365, respectively, in imputed life insurance; for fiscal 1999 includes $3,821 in contributions to the RBP; for fiscal 1998 includes $116,538 for relocation and related expenses; and for fiscal 1998 includes a $150,000 signing bonus.

 (11) Reflects compensation from October 1997, when the employment of Mr. Longe by the Company began, through December, 1997.

 (12) For fiscal 1999, 1998 and 1997 includes $4,800, $4,800 and $2,333 in contributions to the PSRP; and for fiscal 1999 and 1998 includes $4,890 and $1,693, respectively, in contributions to the RBP; and for fiscal 1999 includes $3,000 in imputed life insurance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table lists information concerning the only beneficial owners known by the Company to own more than five percent of the Company's Common Stock as of December 31, 1999.

NAME AND ADDRESS OF BENEFICIAL OWNER                    NUMBER OF SHARES   PERCENT
------------------------------------                    ----------------   --------
Keystone, Inc. .......................................     4,362,999         18.5%
  3100 Texas Commerce Tower
  201 Main Street
  Fort Worth, Texas 76102

Lazard Freres & Co. LLC ..............................     1,794,674          7.6%
  30 Rockefeller Plaza
  New York, NY 10020

Fir Tree Partners ....................................     1,218,000          5.2%
  1211 Avenue of the Americas
  24th Floor
  New York, NY 10036

Legg Mason, Inc. .....................................     1,275,700          5.4%
  100 Light Street
  Baltimore, MD 21202

John H. Scully(1)(2)..................................     1,290,290          5.5%

William E. Oberndorf(1)(3)............................     1,444,880          6.1%

--------------------------

(1) Messrs. Oberndorf and Scully, through the relationships with Main Street Partners, L.P. and San Francisco Partners, L.P., may be deemed to share investment and voting control with respect to 997,700 shares.

(2) Includes 286,295 shares that Mr. Scully may be deemed to beneficially own as president of Phoebe Snow Foundation, a private foundation, as beneficiary of a retirement account, as general partner of Netcong Newton, an investment partnership; and through his ownership of options to purchase 6,295 shares that are currently exercisable.

(3) Includes 440,885 shares that Mr. Oberndorf may be deemed to beneficially own through his control of family trusts and through his ownership of options to purchase 6,295 shares that are currently exercisable.

OWNERSHIP INFORMATION OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table includes all Bell & Howell stock holdings, as of March 1, 2000 of the Company's Directors, the executive officers listed in the "Summary Compensation" table above, and the directors and executive officers as a group.

DIRECTORS AND EXECUTIVE OFFICERS:                             NUMBER OF SHARES   PERCENT
---------------------------------                             ----------------   --------
William E. Oberndorf(5).....................................     1,524,980         6.2
John H. Scully(5)...........................................     1,370,390         5.6
David Bonderman(1)(2).......................................       733,680         3.0
William J. White(3)(4)......................................       423,139         1.7
Nils A. Johansson(4)........................................       347,412         1.4
J. Taylor Crandall(2).......................................       117,961           *
James P. Roemer(4)..........................................       151,083           *
Howard S. Cohen.............................................        30,000           *
Joseph P. Reynolds(4).......................................        24,900           *
Wayne E. Mickiewicz(4)......................................        23,000           *
Brian Longe(4)..............................................        22,800           *
Gary L. Roubos(2)...........................................         7,999           *
Daniel L. Doctoroff(2)......................................         6,295           *
David G. Brown(2)...........................................         6,295           *
All directors and executive officers as a Group (19
  Persons)..................................................     4,910,464

--------------------------

 (1) Includes 72,488 shares owned by Group Management, Inc. and 64,483 shares owned by Bonderman Family Limited Partnership.

 (2) Includes 6,295 option shares granted under the Non-Employee Directors Stock Option Plan which are vested and fully exercisable.

 (3) Includes 144,859 shares held in a trust of which Mr. White's spouse is the beneficial owner, and 1,070 option shares granted under the Non-Employee Directors Stock Option Plan which are vested and fully exercisable.

 (4) Includes 277,970; 139,000; 38,500; 6,000; 3,000 and 14,800 option shares for Messrs. White, Johansson, Roemer, Reynolds, Mickiewicz and Longe, respectively, granted under the 1995 Stock Option Plan, which are vested and fully exercisable.

 (5) Footnotes for Messrs. Oberndorf and Scully on page 10.

   *   less than 1%.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors, executive officers, the chief accounting officer and 10% shareholders ("Insiders") to file with the Securities & Exchange Commission (SEC) and the New York Stock Exchange reports disclosing their ownership and any changes in ownership of Company securities, and to send copies of these filings to the Company. To our knowledge, based upon review of such reports we have received and based upon written representations that no other reports were required, during the year ended January 1, 2000, the Company is unaware of any instances of noncompliance or late compliance with 16(a) filing requirements applicable to them, except due to an administrative error, the failure to file the granting of options pursuant to the Non-Employee Directors Stock Option Plan, by Messrs. Bonderman, Brown, Crandall, Doctoroff, Oberndorf, Roubos, Scully, and White.

STOCK OPTIONS GRANTED IN 1999

                                     NUMBER OF     PERCENT                             POTENTIAL REALIZABLE VALUE AT ASSUMED
                                    SECURITIES     OF TOTAL    EXERCISE     LATEST          ANNUAL RATES OF STOCK PRICE
                           YEAR     UNDERLYING      ANNUAL     OR BASE     POSSIBLE    PRICE APPRECIATION FOR OPTION TERM(1)
                            OF        OPTIONS      OPTIONS      PRICE     EXPIRATION   -------------------------------------
NAME                      GRANT     GRANTED (#)    GRANTED      ($/SH)       DATE          5%          10%           20%
----                     --------   -----------   ----------   --------   ----------   ----------   ----------   -----------
James P. Roemer........     1999      100,000        21.0%     33.1250     Feb 2009    $2,083,213   $5,279,272   $17,197,627
                                       20,833(3)      n/a(2)      6.00     Dec 2009           n/a(2)        n/a(2)         n/a(2)

Nils A. Johansson......     1999       20,000         4.2      33.1250     Feb 2009       416,643    1,055,854     3,439,525
                                       18,333(3)      n/a(2)      6.00     Dec 2009           n/a(2)        n/a(2)         n/a(2)

Joseph P. Reynolds.....     1999       15,000         3.2      33.1250     Feb 2009       312,482      791,891     2,579,644
                                       18,333(3)      n/a(2)      6.00     Dec 2009           n/a(2)        n/a(2)         n/a(2)

Wayne Mickiewicz.......     1999       15,000         3.2      33.1250     Feb 2009       312,482      791,891     2,579,644

Brian J. Longe.........     1999       10,000                  29.0625     Oct 2009       182,773      463,181     1,508,848
                            1999        8,000                  33.1250     Feb 2009       166,657      422,342     1,375,810
                                       18,000         3.8

--------------------------

 (1) The table sets forth the potential realizable values of such options, upon their latest possible expiration date, at arbitrarily assumed annualized rates of stock price appreciation of five, ten and twenty percent over the term of the options. Because actual gains will depend upon, among other things, the actual dates of exercise of the options and the future performance of the Common Stock in the market, the amounts reflected in this table may not reflect the values actually realized. No gain to the named executive officers is possible without an increase in stock price, which will benefit all shareholders proportionately.

 (2) This information is not applicable to this item because bigchalk.com, inc. is not a publicly traded company.

 (3) Consists of options to purchase shares of common stock of bigchalk.com, inc., a 46% owned subsidiary of the Company. See "Related Party Transactions."

AGGREGATED STOCK OPTION EXERCISES IN 1999 & YEAR END STOCK OPTION VALUES

                                                              NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                    OPTIONS AT            IN-THE-MONEY OPTIONS AT
                         SHARES ACQUIRED                           YEAR-END(1)                YEAR-END ($)(3)
NAME                       ON EXERCISE     VALUE REALIZED   EXERCISABLE/ UNEXERCISABLE   EXERCISABLE/ UNEXERCISABLE
----                     ---------------   --------------   --------------------------   --------------------------
James P. Roemer........      154,000         $2,306,626           192,500/542,500          $2,071,781/$1,429,281
                                                                         20,833(2)
Nils A. Johansson......         None                N/A         135,000/155,000(4)         $   1,452,938/136,688
                                                                         18,333(2)
Joseph P. Reynolds.....         None                N/A            3,000/27,000(5)         $       16,688/66,750
                                                                         18,333(2)
Wayne Mickiewicz.......         None                N/A            3,000/27,000(5)         $       19,500/78,500
Brian J. Longe.........         None                N/A            7,800/43,200(5)         $      41,063/165,125

--------------------------

(1) All information provided is with respect to stock options. No SARs have been issued by the Company.

(2) Represents options to purchase shares of common stock of bigchalk.com, inc., a 46% owned subsidiary of the Company.

(3) The amounts have been determined by multiplying the aggregate number of options by the difference between $31.8125, the closing price of the Common Stock on December 31, 1999 (the last trading day of fiscal 1999), and the exercise price of the options.

(4) 135,000 of these options are fully exercisable commencing in May 2000; 20,000 of these options are exercisable in 20% cumulative increments, the first increment beginning one year after the date of grant.

(5) These options are exercisable in 20% cumulative increments, the first increment beginning one year after the date of grant.

SUPPLEMENTAL RETIREMENT PLAN

    The Bell & Howell Supplemental Retirement Plan ("SRP") provides certain officers and employees with additional pension benefits upon retirement to supplement social security and the benefits provided under the Bell & Howell Profit Sharing Retirement Plan ("PSRP") and the Bell & Howell Replacement Benefit Plan ("RBP").

    The SRP provides for lifetime monthly pension payments which generally equals: (i) a percentage of the participant's average monthly compensation during the highest paid four years of the participant's last six years of employment (the actual percentage is determined by length of service, but cannot exceed 50%) less; and (ii) the sum of the monthly amounts which are attributable to the Company's contribution payable under the PSRP and RBP and as primary social security benefits. If a participant is involuntarily terminated other than "for cause" and has been a plan participant for at least five years or he voluntarily terminates his employment and has been an employee for at least ten years and a plan participant for at least five years, he will be entitled to deferred SRP payments calculated as if his termination date were his retirement date. The estimated credited years of service at the end of fiscal 1999 for each of the individuals listed in the Supplemental Retirement Plan Table below are 8, 18, and 2 years for Messrs. Roemer, Johansson and Longe, respectively, and one for Messrs. Reynolds or Mickiewicz. The Company estimates that the annual SRP benefits which have accrued through the end of fiscal 1999 and would be payable upon retirement at age 60 to Messrs. Roemer, Johansson and would be 133,000 and; 197,000 respectively. Messrs. Longe, Reynolds and Mickiewicz have $-0- accrued.

    The Company estimates that the following annual benefits would be payable upon retirement at or after age 60 (participants may elect to receive reduced benefits beginning at age 55) to persons in the following specified participation levels, compensation and year-of-service classifications (these calculations take into account amounts which are estimated to be received under the Company's PSRP and RBP and as social security benefits):

SUPPLEMENTAL RETIREMENT PLAN TABLE

                                                            YEARS OF SERVICE
PARTICIPATION                                             ---------------------
LEVEL I REMUNERATION                                         15      20 OR MORE
--------------------                                      --------   ----------
$250,000................................................  $ 93,750    $125,000
 425,000................................................   159,375     212,500
 600,000................................................   225,000     300,000
 775,000................................................   290,625     387,500
 950,000................................................   356,250     475,000

                                                      YEARS OF SERVICE
PARTICIPATION                            -------------------------------------------
LEVEL II REMUNERATION                       15         20         25      30 OR MORE
---------------------                    --------   --------   --------   ----------
$125,000...............................  $34,375    $43,750    $53,125     $ 62,500
 150,000...............................   41,250     52,500     63,750       75,000
 175,000...............................   48,125     61,250     74,375       87,500
 200,000...............................   55,000     70,000     85,000      100,000
 225,000...............................   61,875     78,750     95,625      112,500

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Obendorf, Bonderman, Crandall, Doctoroff and Roubos are the members of the Compensation Committee. No member of the Compensation Committee is an officer of the Company. No member of the Compensation Committee served as a director or member of the Compensation Committee of another entity, one of whose executive officers serviced as a director or member of the Compensation Committee of the Company.

RELATED PARTY TRANSACTIONS

    The Company has made loans (the balance of which totaled approximately $1,544,000 at the end of fiscal 1999) to certain key employees in connection with their purchases of the Company's Common Stock. Pursuant to the terms of such loans, the shares acquired are pledged as security.

    The following individuals had loans in excess of $60,000 outstanding at the end of fiscal 1999 (all rounded to the nearest $,000): M. A. Dering ($239), J.
P. Reynolds ($238), W. E. Mickiewicz ($222), B. Longe ($199), T. W. Buchardt ($161), R. Rook ($136), D. A. Mater ($126). Mr. Dering repaid his loan in full in February 2000. Each loan is evidenced by an installment note maturing five years from the date of the note and bearing interest at the Company's marginal rate of borrowing (approximately 6% in fiscal 1999). Interest and principal may be deferred until the maturity date. J.P. Reynolds had an additional loan of $141,000 evidenced by an installment note payable in five annual installments years from the date of the note and bearing interest at the Company's marginal rate of borrowing.

    In January 2000, the Company's subsidiary (bigchalk.com) raised venture capital financing of $55,000,000 which reduced the Company's ownership interest to approximately 45%. Currently, the Company's ownership interest is approximately 46%. One of the venture capital firms providing such financing was Core Learning Group, LLC, who contributed $20,000,000 in exchange for approximately 13% of bigchalk.com. Messrs. Oberndorf and Scully, directors of the Company, own a majority interest in Core Learning Group, LLC.

EMPLOYMENT CONTRACTS--CHANGE IN CONTROL AGREEMENTS

    In January 2000, the Company and Mr. Cohen entered into a two-year Employment Agreement. The principal terms of the employment agreement include:

    - Annual salary of $425,000;

    - Annual bonus based upon Mr. Cohen meeting or exceeding certain management incentive bonus criteria;

    - Provision of certain medical and other employee benefits;

    - Prohibition against competing against the Company during employment and for one year after termination of employment; AND

    - Mr. Cohen may acquire 30,000 shares of the Company at its then-current market value. The Company agreed to provide Mr. Cohen a loan equal to 90% of the purchase price. The loan accrues interest at the Internal Revenue Code Applicable Federal Rate.

    - A grant of 200,000 option shares pursuant to the Company's 1995 Stock Option Plan;

    - Severance Benefits upon termination. If a change of control (as defined in the employment agreement) occurs, any invested and outstanding options shall vest and become fully exercisable.

PERFORMANCE GRAPH: FISCAL 1999

COMPARISON OF 56-MONTH CUMULATIVE TOTAL RETURN AMONG BELL & HOWELL,
  COMPOSITE GROUP AND S&P 500

    The following graph compares the cumulative total return of the Company's Common Stock as compared with the S&P 500 Stock Index and a weighted composite of the S&P Publishing Index and S&P Office Equipment & Supplies Index, weighted each year based on the Company's EBITDA ratio.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                   BELL & HOWELL  S&P 500  COMPOSITE GROUP
May 2, 1995               100.00   100.00           100.00
December 30, 1995         180.65   119.63           121.85
December 28, 1996         146.77   146.99           128.47
January 3, 1998           168.95   189.38           174.05
January 2, 1999           243.95   238.75           206.16
January 1, 2000           205.24   285.37           228.08

    The graph assumes a $100 investment made on May 2, 1995, the first trading date of the Company's Common Stock, and the reinvestment of all dividends, as follows:

                                          DOLLAR VALUE OF $100 INVESTMENT AT
                                          -----------------------------------
                                          MAY 2, 1995         JANUARY 1, 2000
                                          -----------         ---------------
Bell & Howell...........................    $100.00                $205.24
Composite Group.........................    $100.00                $228.08
S&P 500.................................    $100.00                $285.37

SHAREHOLDER PROPOSALS FOR 2001

    Under the rules of the Securities and Exchange Commission, shareholder proposals submitted for next year's Proxy Statement must be received by Bell & Howell no later than the close of business on December 15, 2000, to be considered. Proposals should be addressed to Todd W. Buchardt, General Counsel and Secretary at Bell & Howell Company, 5215 Old Orchard Road, Skokie, Illinois 60077-1076. For a shareholder to bring other business before the Annual Meeting, but not have it included in the proxy statement, timely notice must be submitted in writing, delivered or mailed by first-class mail, postage prepaid, to the Secretary of the Company not less than 45 days prior to the month and day of mailing of the prior year's proxy statement. The notice must identify the proposing shareholder and his/her address and contain a description of the proposed business and such other information as would be required to determine the appropriateness of including the proposal in the proxy statement.

VOTING SECURITIES

    Shareholders of record at the close of business on March 22, 2000, will be eligible to vote at the meeting. The voting securities of Bell & Howell consist of its common stock, of which 23,724,855 were outstanding on March 22, 2000. Each share outstanding on the record date will be entitled to one vote.

    Individual votes of shareholders are kept private, except as appropriate to meet legal requirements. Access to proxies and other individual share owner voting records is limited to the Independent Inspectors of Election (Bank Boston, c/o Boston EquiServe, L.P.) and certain employees of Bell & Howell and its agents who must acknowledge in writing their responsibility to comply with this policy of confidentiality.

VOTE REQUIRED FOR APPROVAL

    The nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected. All other matters which may presented at the meeting require the favorable vote of a majority of shares voted at the meeting for approval. Abstentions and broker non-votes will not be treated as votes cast and, therefore, will have no effect on the outcome of the matters to be voted on at the meeting.

MANNER FOR VOTING PROXIES

    The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted "FOR" the nominees for director named earlier in this Proxy Statement.

    Although the Board knows of no matter other than the election of directors which may be presented to the meeting, should any other matter need to be acted upon at the meeting the persons named on the proxy card will vote in accordance with their judgment.

VOTING ON THE INTERNET OR VIA TELEPHONE

    Again this year, registered holders (i.e., those stockholders who hold stock in their own names and whose shares are not held by a broker in a "street name" on their behalf, or whose shares are not held under the Bell & Howell Associate Stock Purchase Plan) will be able to vote their proxies over the Internet or by telephone. SPECIFIC INSTRUCTIONS FOR VOTING ON THE INTERNET OR BY TELEPHONE ARE INCLUDED ON THE PROXY CARD.

SOLICITATION OF PROXIES

    Proxies may be solicited on behalf of the Board of Directors by mail, telephone, telegraph, or in person, and solicitation costs will be paid by Bell & Howell. Copies of proxy material and of the Form 10-K for 1999 will be supplied to brokers, dealers, banks, and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners Bell & Howell will reimburse such record holders for their reasonable expenses.

ACCOUNTING INFORMATION

    The Company's independent auditor for both 1999 and 2000 fiscal years is KPMG LLP. A representative from KPMG will be available to respond to any appropriate questions at the Annual Meeting of Shareholders.

                    YEAR 2000 ANNUAL MEETING OF SHAREHOLDERS
                                  8:00 A.M. CT
                                  MAY 17, 2000
                             5215 OLD ORCHARD ROAD
                                SKOKIE, ILLINOIS

                               CUT AT DOTTED LINE

--------------------------------------------------------------------------------

                           ADVANCE REGISTRATION FORM

    Send your completed and signed proxy form in the enclosed envelope. Include this Advance Registration Form in the envelope if you plan to attend the Annual Meeting of Shareholders on May 17, 2000.

    Attendance at the Annual Meeting is limited to Bell & Howell shareholders or their named representative. We reserve the right to limit the number of representatives who may attend the Annual Meeting.

(PLEASE PRINT)

Shareholder
Name:
            ------------------------------------------------------------

Address:
            ------------------------------------------------------------

            ------------------------------------------------------------

            (Admission card will be available at the Annual Meeting)

                  YOUR PROXY CARD IS ATTACHED BELOW

              PLEASE READ AND FOLLOW THE INSTRUCTIONS
               CAREFULLY AND DETACH AND RETURN YOUR
               COMPLETED PROXY CARD IN THE ENCLOSED
                        POSTAGE-PAID ENVELOPE





        [1397 - BELL & HOWELL COMPANY] [FILE NAME: BLH19B.ELX]
             [VERSION - 2] [03/21/00] [orig. 03/20/00]

                              DETACH HERE

                                PROXY

                         BELL & HOWELL COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  ANNUAL MEETING OF SHAREHOLDERS MAY 17, 2000

     The undersigned hereby constitutes and appoints David G. Brown and Gary
L. Roubos, and each of them jointly and severally, proxies, with full power of substitution to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Bell & Howell Company (the "Company") to be held on May 17, 2000, at 5215 Old Orchard Road, Skokie, Illinois.

     The undersigned acknowledges the receipt of Notice of the aforesaid Annual Meeting and Proxy Statement, each dated April 14, 2000, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies, or either of them, to vote as set forth on the reverse side.

SEE REVERSE                                                       SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SIDE

BELL & HOWELL
COMPANY

C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398

-----------------                           -----------------
VOTE BY TELEPHONE                           VOTE BY INTERNET
-----------------                           -----------------

It's fast, convenient, and immediate!       It's fast, convenient, and your
Call Toll-Free on a Touch-Tone Phone        vote is immediately confirmed and
1-877-PRX-VOTE (1-877-779-8683).            posted.

-------------------------------------       -----------------------------------
FOLLOW THESE FOUR EASY STEPS:               FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY              1. READ THE ACCOMPANYING PROXY
   STATEMENT AND PROXY CARD.                   STATEMENT AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER                2. GO TO THE WEBSITE
   1-877-PRX-VOTE (1-877-779-8683).            HTTP://WWW.BELLHOWELL.COM

3. ENTER YOUR 14-DIGIT VOTER CONTROL        3. ENTER YOUR 14-DIGIT VOTER CONTROL
   NUMBER LOCATED ON YOUR PROXY CARD           NUMBER LOCATED ON YOUR PROXY CARD
   ABOVE YOUR NAME.                            ABOVE YOUR NAME.

4. FOLLOW THE RECORDED INSTRUCTIONS.        4. FOLLOW THE INSTRUCTIONS PROVIDED.
-------------------------------------       ------------------------------------

   YOUR VOTE IS IMPORTANT!                    YOUR VOTE IS IMPORTANT!
   Call 1-877-PRX-VOTE anytime!               Go to HTTP://WWW.BELLHOWELL.COM
                                              anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


        [1397 - BELL & HOWELL COMPANY] [FILE NAME: BLH19A.ELX]
             [VERSION - 3] [04/13/00] [orig. 03/20/00]

                              DETACH HERE

    PLEASE MARK
/X/ VOTES AS IN
    THIS EXAMPLE.

ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE SPECIFIED WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR NAMED BELOW.

1. Election of Directors.

NOMINEES: (01) David Bonderman, (02) David G. Brown, (03) Daniel L. Doctoroff, (04) Nils A. Johansson, (05) William E. Oberndorf, (06) James P. Roemer, (07) Gary L. Roubos, (08) John H. Scully and (09) William J. White.


FOR                              WITHHELD
ALL       / /         / /        FROM ALL
NOMINEES                         NOMINEES

                                            2. On all other matters which may
/ / _____________________________________      properly come before the
 For all nominees except as noted above        meeting or any adjournment
                                               thereof.

                                            MARK HERE FOR ADDRESS CHANGE AND
                                            NOTE AT LEFT                   / /

                                            NO POSTAGE REQUIRED IF THIS PROXY
                                            IS RETURNED IN THE ENCLOSED
                                            ENVELOPE AND MAILED IN THE UNITED
                                            STATES.

                                            Please sign exactly as name
                                            appears hereon. Joint owners
                                            should each sign. Persons
                                            signing in a representative or
                                            fiduciary capacity should add
                                            their titles.

                                            PLEASE SIGN BELOW, DATE AND
                                            RETURN PROMPTLY.

Signature:______________ Date:_______   Signature:________________ Date:______